                                                                   Exhibit 10(a)











                              J. C. PENNEY COMPANY, INC.

                          1999 SEPARATION ALLOWANCE PROGRAM

                                         FOR

                         PROFIT-SHARING MANAGEMENT ASSOCIATES





                               Effective July 14, 1999





                           This document was adopted by the
                          Board of Directors of J. C. Penney
                            Company, Inc. on July 14, 1999

                              J. C. PENNEY COMPANY, INC.
                          1999 SEPARATION ALLOWANCE PROGRAM
                                         FOR
                         PROFIT-SHARING MANAGEMENT ASSOCIATES


                                     ARTICLE ONE
                                DESCRIPTION OF PROGRAM


     1.01      Establishment of Program
               ________________________

               J. C. Penney Company, Inc. ("Company") hereby establishes this 1999 Separation Allowance Program for Profit-Sharing Management Associates of the Company and each designated Subsidiary ("Program"). The Program shall become effective as of July 14, 1999.

     1.02      Purposes of Program
               __________________

               The purposes of the Program are to:

               (a) fulfill the moral imperative inherent in The Penney Idea, particularly, the precepts "to improve constantly the human factor in our business" and "to reward the men and women in our organization through participation in what the business produces";

               (b)  attract and retain key associates;

               (c)  allay associate job security fears and concerns;

               (d)  improve associate morale and dedication;

               (e) increase associate productivity by eliminating extraneous distractions and anxieties; and

               (f) help ensure that associates receive the benefits they legitimately earn in the normal course of their employment, all of which are in the best interest of the Company and its stockholders.

                                          1
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     1.03      Types of Benefits
               _________________

               The Program is an "employee benefit plan" within the meaning of
               Section 3(3) of ERISA. The Program consists primarily of (i) severance benefits provided under an unfunded "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, (ii) other welfare benefits provided under one or more existing "employee welfare benefit plans", within the meaning of Section 3(1) of ERISA, maintained by the Company, and (iii) enhanced pension benefits under the SRP, an existing "employee pension benefit plan" within the meaning of Section 3(2) of ERISA.

     1.04      Administration
               ______________

               The Chairman of the Board of Directors of the Company shall appoint a committee to administer the Program ("Committee") consisting of at least three Participants, one of whom shall be the Executive Vice President and Chief Human Resources and Administration Officer (or his successor by title or position prior to a Change of Control), who shall act as Chairman. The Committee shall have the full authority and discretion to adopt such rules and procedures as it deems necessary or appropriate for the implementation of the Program and to interpret the Program in order to carry out its function of administration.

                                          2
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                                     ARTICLE TWO
                                     DEFINITIONS

     2.01 For purposes of this Program the following terms shall have the following meanings:

               Change of Control shall be deemed to have occurred if the event
               _________________
               set forth in any one of the following paragraphs shall have occurred:

               (a) any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

               (b) during any period of two consecutive calendar years, the following individuals cease for any reason to constitute a majority of the number of directors then serving as directors of the Company: individuals, who on the Effective Date, constitute the Board of Directors of the Company and any new director (other than a director whose initial assumption of office is in connection with the settlement of an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board of Directors of the Company or nomination for election by the Company's stockholders was approved or recommended by a vote of at least two-thirds of the directors then still in office who either were directors on the Effective Date or whose appointment, election or nomination for election was previously so approved or recommended; or

               (c) there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or entity, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by

                                         3
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               being converted into voting securities of the surviving entity or any Parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 50% of the combined voting power of the securities of the Company, such surviving entity or any Parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected solely to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 50% or more of the combined voting power of the Company's then outstanding securities; or

               (d) the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company, or there is consummated a sale or disposition by the Company or any of its subsidiaries of any assets which individually or as part of a series of related transactions constitute all or substantially all of the Company's consolidated assets, other than any such sale or disposition to an entity at least 50% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the voting securities of the Company immediately prior to such sale or disposition; or

               (e) the execution of a binding agreement that if consummated would result in a Change of Control of a type specified in paragraphs (a) or (c) above (an "Acquisition Agreement") or of a binding agreement for the sale or disposition of assets that, if consummated, would result in a Change of Control of a type specified in paragraph (d) above (an "Asset Sale Agreement") or the adoption by the Board of Directors of the Company of a plan of complete liquidation or dissolution of the Company that, if consummated, would result in a Change of Control of a type specified in paragraph (d) above (a "Plan of

                                          4
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               Liquidation"), provided, however, that a Change of Control of the type specified in this paragraph (e) shall not be deemed to exist or have occurred as a result of the execution of such Acquisition Agreement or Asset Sale Agreement, or the adoption of such a Plan of Liquidation, from and after the Abandonment Date. As used in this paragraph (e), the term "Abandonment Date" shall mean the date on which (i) an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation is terminated (pursuant to its terms or otherwise) without having been consummated, (ii) the parties to an Acquisition Agreement or Asset Sale Agreement abandon the transactions contemplated thereby, (iii) the Company abandons a Plan of Liquidation, or (iv) a court or regulatory body having competent jurisdiction enjoins or issues a cease and desist or stop order with respect to or otherwise prevents the consummation of, or a regulatory body notifies the Company that it will not approve an Acquisition Agreement, Asset Sale Agreement or Plan of Liquidation or the transactions contemplated thereby and such injunction, order or notice has become final and not subject to appeal; or

               (f) the Board adopts a resolution to the effect that, for purposes of this Program, a Change of Control has occurred.

               Notwithstanding the foregoing, a Change of Control shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity (i) which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions, (ii) which is intended to reflect or track the value or performance of a particular division, business segment or subsidiary of the Company, or (iii) which is an affiliated company, subsidiary, or spin-off entity owned by the stockholders of the Company in substantially the same proportions as their

                                         5
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               ownership of stock of the Company on the date of such spin-off.

               As used in connection with the foregoing definition of Change of Control, "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act; "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act; "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time; "Parent" shall mean any entity that becomes the Beneficial Owner of at least 50% of the voting power of the outstanding voting securities of the Company or of an entity that survives any merger or consolidation of the Company or any direct or indirect subsidiary of the Company; and "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation or entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

               Code shall mean the Internal Revenue Code of 1986, as amended
               ____
               from time to time.

               Company shall mean J. C. Penney Company, Inc., a Delaware
               _______
               corporation and any successor company.

               Compensation shall mean the annual base salary rate of a
               ____________
               Participant, plus annual profit incentive or profit-sharing compensation units, valued at $1.00 per unit, under the Company's 1989 Management Incentive Compensation Program or similar existing plans for regional, district, and store profit- sharing management associates (or any successor plans thereto), plus long-term incentive compensation awards, if any, valued at $1.00 per unit (or, in the case of Eckerd Corporation, at target), under the J. C. Penney Company, Inc. EVA

                                          6
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               Performance Plan (or any successor plan thereto), all as in effect as of his Employment Termination. As applied to a Participant employed by a Subsidiary, Compensation shall include the same elements of pay to the extent the Subsidiary maintains similar or comparable pay arrangements.

                                          7
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               Constructive Termination shall mean a resignation from employment
               ________________________
               with the Company or a Subsidiary (as appropriate) after a Change of Control on account of an action or actions directed at a Participant making it reasonable for the Participant to resign, such as:

               (a)  demotion, or

               (b) decrease in salary or rate of incentive or bonus-type compensation, or

               (c) change in reporting responsibilities, duties, or status inconsistent with pre-Change of Control responsibilities, duties, or status, or

               (d)  involuntary relocation or transfer, or

               (e) discontinuance of any employee welfare benefit, incentive compensation, equity compensation, or retirement plan (without equivalent compensating remuneration or replacement by a plan providing substantially similar benefits) or any action that materially reduces such Participant's benefits or payments under such plans, or

               (f) any other action which has an equivalent adverse economic effect on such Participant.

               Drugstore Associate shall mean an employee of Eckerd Corporation
               ___________________
               or any other Subsidiary that is a retail drugstore company.

               Effective Date shall mean July 14, 1999.
               ______________

               Employment Termination shall be deemed to have occurred for a
               ______________________
               Participant when he involuntarily ceases to be an employee of the Company or a Subsidiary after a Change of Control because of either an actual termination or Constructive Termination for any reason other than death, disability, Normal Retirement, or as a result of a valid Summary Dismissal.

               ERISA shall mean the Employee Retirement Income Security Act of
               _____
               1974, as amended from time to time.

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               Normal Retirement shall mean retirement at or after a
               _________________
               Participant's normal retirement date as determined in accordance with the J. C. Penney Company, Inc. Pension Plan.

               Participant shall mean any Profit-Sharing Management Associate of
               ___________
               the Company or of a Subsidiary who has satisfied the eligibility criteria of Article Three of the Program, and who has not received all Severance Benefits to which he is entitled under the Program.

               Profit-Sharing Management Associate shall mean
               ___________________________________

               (a) any regular associate of the Company or a Subsidiary classified under the Company's personnel policy as management and who is participating in an annual profit incentive or profit-sharing compensation program (other than the J. C.
               Penney Company, Inc. Savings, Profit-Sharing and Stock
               Ownership Plan) of the Company on the Effective Date or thereafter, and

               (b) any employee of a Subsidiary classified under the Subsidiary's personnel policy as management and who is participating in a bonus or annual profit incentive or profit-sharing compensation program of the Subsidiary or the Company (other than a qualified retirement plan of the Subsidiary or the Company) on the Effective Date or thereafter.

               Severance Pay shall mean the cash severance payments payable to a
               _____________
               Participant under the Program pursuant to the schedule for Severance Pay benefits set forth in Section 4.01 of the Program.

               Severance Benefits shall mean Severance Pay and the other
               __________________
               benefits described in Article Four of the Program payable to a Participant.

               SRP shall mean the (a) Supplemental Retirement Program for
               ___
               Management Profit-Sharing Associates of J. C. Penney Company, Inc., (b) Supplemental Retirement Program for Eligible Management Associates of JCPenney Financial Services, and
               (c) Supplemental Retirement Program for Management

                                          9
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               Profit-Sharing Associates of Thrift Drug, Inc., as they may be amended from time to time.

               Subsidiary shall mean any corporation that is owned, in whole or
               __________
               in part, by the Company and is a participating employer in the J.
               C. Penney Company, Inc. Pension Plan, unless the Company's Human Resources Committee, prior to a Change of Control, determines that any such corporation shall not be a Subsidiary under the Program.

               Summary Dismissal shall mean employment termination on account of
               _________________
               commission of an act or acts of dishonesty that constitute a felony and which results in personal enrichment of the Participant at the expense of the Company or Subsidiary (as appropriate), including resignation in lieu of such dismissal.

                                          10
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                                    ARTICLE THREE
                                     ELIGIBILITY

     3.01      Eligibility on the Effective Date
               _________________________________

               Each person who is a Profit-Sharing Management Associate on the Effective Date shall participate in the Program on the Effective Date.

     3.02      Future Eligibility
               __________________

               Each person who becomes a Profit-Sharing Management Associate after the Effective Date but prior to a Change of Control shall participate in the Program on the first day such person becomes a Profit-Sharing Management Associate.

     3.03      Loss of Management Status
               _________________________

               In the event a Participant prior to a Change of Control ceases to be a Profit-Sharing Management Associate, his participation in the Program shall cease on the date he ceases to be a Profit-Sharing Management Associate. He shall participate in the Program again prior to a Change of Control on the first day he again becomes a Profit-Sharing Management Associate.

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                                     ARTICLE FOUR
                                       BENEFITS

     4.01      Severance Pay
               _____________

               If a Participant incurs an Employment Termination within a two-year period following a Change of Control, he shall become entitled to Severance Pay in accordance with the following schedule.

                    Length of Service              Severance Pay
                    _________________              _____________
               At Least     But Less Than
               ________     _____________
                6 months       2 years          6 months Compensation
                2 years        5 years         12 months Compensation
                5 years       10 years         18 months Compensation
               10 years                        24 months Compensation

               Severance Pay shall be paid in a lump sum as soon as practicable after Employment Termination and shall be in lieu of any cash severance payments otherwise payable to such Participant on account of his separation from service under any severance pay program (other than this Program) maintained by the Company or a Subsidiary.

               In the event a Participant is entitled to any cash severance payments that are payable in the event of termination of employment pursuant to a written employment contract ("contract payments") between the Participant and the Company or a Subsidiary, Severance Pay otherwise payable to the Participant under this Section 4.01 shall be reduced by the amount of such contract payments without regard to (a) how such contract payments are defined in the contract, and (b) whether such contract payments have been received by the Participant.

     4.02      Stock Options
               _____________

               Notwithstanding any provision of the Company's outstanding stock option plans, if a Participant becomes entitled to Severance Pay under this Program and, at that time, holds non-qualified stock options granted by the Company, he also shall have the right to exercise any or all of such non-qualified stock options until the earlier of:

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               (a)     5 years after the Participant's Employment Termination,
               or

               (b) the normal termination date of the stock option grant that would apply without regard to any termination of employment.

               The Participant's post-termination right to exercise such stock options shall be in accordance with rules prescribed by the Committee similar to the rules applicable to employment termination by reason of retirement under the Company's outstanding stock option plans.

     4.03      Medical and Dental Coverage
               ___________________________

               A.  Subsidized COBRA Premiums:  Except as otherwise provided in
                   __________________________
               this Section 4.03, if a Participant becomes entitled to Severance Pay under this Program, and at that time is covered by a Company-offered health care plan subject to the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended ("COBRA"), he shall be entitled to purchase continued medical (including HMO) and dental coverage, if any, available under COBRA, and the cost of such COBRA coverage shall be shared by the Company and the Participant in the same proportion that exists between the Company and active participants in the health care plan ("active rate").

               The maximum duration of the Company-provided cost of COBRA coverage at the active rate shall be 18 months, or such earlier date when such Participant and/or covered family members become entitled to other group medical coverage from another employer.

               B.  Retiree Coverage:  For the purposes of determining
                   _________________
               eligibility for retiree coverage under the J. C. Penney Company, Inc. Voluntary Employees' Beneficiary Association Medical Benefit Plan and Dental Benefit Plan (collectively "Health Care Plans"), a Participant who is covered under the Health Care Plans and who becomes entitled to Severance Pay under this Program shall need only 70 points (age plus years of service) at his Employment Termination. The age 55 minimum requirement of the

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               Health Care Plans shall be waived and 5 years shall be added to the Participant's medical eligibility service to determine the Company's contribution toward the premium. Retiree medical and dental coverage and benefits shall be provided under the terms of the Health Care Plans, subject to the foregoing modifications of the eligibility rules.

               A Participant who is a Drugstore Associate and becomes entitled to Severance Pay under this Program shall be eligible for the retiree coverage described in the preceding paragraph payable under the medical plan maintained by Eckerd Corporation only if such person as of December 31, 1997 was

               (a) in the active employ of Thrift Drug, Inc. or Fay's Incorporated, and

               (b) age 55 or older and had completed at least 15 years of service.

               C.  Limitations:  If any Participant qualifies for, and secures,
                   ____________
               continued medical and dental coverage at his Employment Termination (a) under the Health Care Plans or (b) pursuant to
               Article IV, paragraph (5) of the SRP, the Company's obligation to provide continued medical and dental coverage under this Section
               4.03 and COBRA shall be deemed satisfied.

               D. Subsidiary:  The obligations and rights arising under this
                  ___________
               Section 4.03 shall apply to a Subsidiary and Participants who are employed by that Subsidiary under the same conditions and to the same extent such Subsidiary maintains corresponding coverage for its employees including continued coverage, if any, after employment termination and retirement.

               E. Funding: The obligations of the Company or Subsidiary (as
                  ________
               appropriate) to arrange for, and make available, continued medical and dental coverage upon a Participant's Employment Termination under either (a) this Section 4.03, or (b) Article IV, paragraph (5) of the SRP shall be funded by the Company or Subsidiary (as appropriate) as soon as practicable after the Employment Termination. Such funding shall be accomplished by establishing an irrevocable trust for the deposit of all required

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               contributions and for the payment of all benefits. The Company or
               Subsidiary (as appropriate) shall fund such trust on a sound actuarial basis so as to guarantee prompt payment of these benefits to eligible Participants (including covered family members).

               F. Secured Coverage:  The continued coverage of a Participant
                  _________________
               (including covered family members) under either (a) this Section 4.03, or (b) Article IV, paragraph (5) of the SRP, or (c) under the Health Care Plans, once secured, shall not be terminated or decreased by the Company or Subsidiary (as appropriate) without the written consent of all of the affected Participants.

     4.04      Supplemental Retirement Benefits
               ________________________________

               A.  Eligible Participants:  Notwithstanding any provision of the
                   ______________________
               SRP to the contrary, if a Participant becomes entitled to Severance Pay under this Program or if the SRP is terminated within 5 years after a Change of Control, and, at that time, in either case, he

               (a) is an Eligible Management Associate (within the meaning of the SRP), and

               (b) is age 45 or older with at least 5 years of Credited Service (within the meaning of the SRP), he also shall become entitled to the same SRP benefits (as adjusted by this Section 4.04) he would have become vested in under Article VIII, paragraph (2) of the SRP as if the SRP had been terminated on the day before his Employment Termination.

               B.     Enhanced SRP Benefit:  In calculating such SRP benefit,
                      _____________________
               the Participant

               (a) shall receive credit for an additional 5 years of Credited Service (provided that total Credited Service under the SRP does not exceed 40 years), and

               (b) shall, if age 55 or less, be deemed to be 5 years older than his actual age, or if age 56 to 59, be deemed to be age 60, and

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               (c) shall have his Severance Pay counted as Compensation (within the meaning of the SRP) as if paid in substantially equal monthly installments commencing with his Employment Termination, and

               (d)  for purposes of clause (ii) of subparagraph (b) of paragraph
               (1) of Article IV of the SRP, the single life, no-death-benefit annuity equivalent shall not exceed the equivalent determined by ascribing to the Company common stock, as of the Valuation Date (within the meaning of the SRP), a value equal to the average of the mean of the high and low sales prices (as reported in the composite transaction table covering transactions of New York Stock Exchange-listed securities) for each trading day in the two calendar quarters immediately preceding the calendar quarter in which a Change of Control occurs, and

               (e) the amount payable shall be limited to the amount payable under the SRP at age 60 assuming such Participant remained in employment up to age 60 at a Compensation (within the meaning of the SRP) level equal to that of the calendar year immediately preceding his Employment Termination.

     4.05      Term Life Insurance Coverage for SRP Participants
               _________________________________________________

               A.  Eligible Participants:  Notwithstanding any provision of the
                   ______________________
               J. C. Penney Company, Inc. Group Life Insurance Plan (the "Life Insurance Plan") to the contrary, if a Participant becomes entitled to Severance Pay under this Program, and, at that time, is an Eligible Management Associate (within the meaning of the SRP), he shall become entitled to purchase term life insurance coverage and the Company shall arrange for, and make available under the Life Insurance Plan, coverage as of his Employment Termination in accordance with this Section 4.05.

               B.  Amount and Duration of Coverage:  Term life insurance
                   ________________________________
               coverage shall be based on a Participant's Annual Earnings for Benefits (within the meaning of the Life Insurance Plan), and shall consist in part of coverage paid for entirely by the Company, and in part of optional additional coverage paid for by the

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               Participant at a cost not to exceed a monthly rate of 24c per
               $1,000. The amount and duration of coverage shall be limited in accordance with the following schedule. Any life insurance benefits to which a Participant may become entitled on account of Company-paid coverage shall be paid solely from the insurance policy or policies provided under the Life Insurance Plan, and any life insurance benefits to which a Participant may become entitled on account of Associate-paid coverage shall be paid solely from the insurance policy or policies provided under the
               J. C. Penney Company, Inc. Associate-Paid Insured Group Term Life Insurance Plan.

          Age at Employment
             Termination        Term Life Insurance Coverage
          _________________     ____________________________

                              Company Paid                     Participant Paid
                              _____________                    ________________

          Under age 60   1 x Annual Earnings for          1 x Annual Earnings
                         Benefits remaining constant up   for Benefits remaining
                         to age 60 with a 10% per year    constant until age 65
                         decrease thereafter on the       when this coverage
                         first day of the month after     expires.
                         each birthday starting at age 61
                         until age 70 when this coverage
                         expires.  Notwithstanding the
                         preceding sentence, if at the
                         end of the first 5 years of
                         coverage the Participant is
                         still under age 60, this
                         coverage expires.

          Age 60 to 69   Same as above if age 60 -        Same as above if
                         if over age 60, the initial      under age 65 - if
                         coverage is 10% less for each    over age 65, this
                         year over age 60 and thereafter  coverage is not
                         decreases annually to same       available.
                         level as if coverage

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                         started at age 60 and expired
                         at age 70.

               C.  Limitations:  If a Participant qualifies for continued term
                   ____________
               life insurance coverage at his Employment Termination under Article Four, paragraph (5) of the SRP, including, if applicable, enhanced benefits under Article VIII, paragraph (1) of the SRP, the Company's obligations under this Section 4.05 shall be deemed satisfied.

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     4.06      Associate-Paid Retiree Term Life Insurance
               __________________________________________

               Notwithstanding any provision of the J. C. Penney Company, Inc. Associate-Paid Group Term Life Insurance Plan to the contrary, if a Participant becomes entitled to Severance Pay under this Program, then for purposes of determining the Participant's eligibility for retiree coverage under such plan (a) the age 55 minimum requirement shall be waived, and (b) the number of points required based on age at Employment Termination and eligibility service (within the meaning of said plan) shall be 70. Retiree life insurance benefits shall be paid solely from the insurance policy or policies provided under said plan.

               A Participant who is a Drugstore Associate shall not be eligible for the benefits described in this Section 4.06.

     4.07      Annual Incentive Compensation Awards
               ____________________________________

               If a Participant becomes entitled to Severance Pay under this Program, and he

               (a) is a participant in the Company's 1989 Management Incentive Compensation Program (or any successor plan thereto), he shall receive a pro-rata award of annual incentive compensation valued at $1.00 per unit for his months of service in the fiscal year in which occurs his Employment Termination, or

               (b) is a Drugstore Associate who is a participant in the Eckerd Corporation Key Management Bonus Plan (or any successor plan thereto), he shall receive a pro-rata award of annual bonus valued at the target payout percentage for his months of service in the fiscal year in which occurs his Employment Termination.

               Such benefit shall be paid to the Participant in a lump sum as soon as practicable after Employment Termination.

     4.08      EVA Awards
               __________

               If a Participant becomes entitled to Severance Pay under this Program and is a participant in the J. C. Penney Company, Inc. 1998 EVA Performance Plan, he shall receive his entire bonus reserve account under said plan and shall receive a pro-rata EVA award valued at $1.00 per unit (or, in the case of Eckerd Corporation, at the target payout percentage) for his months of service in the fiscal year in which occurs his Employment Termination. Such benefits shall be paid in a lump sum as soon as practicable after Employment Termination.

     4.09      Relocation
               __________

               If a Participant has relocated himself (including his family)

               (a) at the request and authorization of the Company and such relocation occurs within one year prior to a Change of Control, and

               (b) becomes entitled to Severance Pay under this Program as a result of a Change of Control occurring within two years after his Company-authorized relocation date, he also shall become entitled to relocation benefits (assistance and reimbursements) to change his domicile, if he wishes. Such benefits shall be determined in accordance with the procedures in effect at the time he relocated, but in no event will they exceed the aggregate cost to the Company of such benefits he received at that time.

     4.10      Code Section 280G Gross-Up
               __________________________

               Anything in the Program to the contrary notwithstanding, if a Participant becomes entitled to Severance Pay and/or other benefits under the Program and it shall be determined (as hereafter provided) that any payment or distribution by the Company or a Subsidiary to or for the benefit of the Participant, whether paid or payable or distributed or distributable pursuant to the terms of the Program or otherwise pursuant to or by reason of any other agreement, policy, plan, program or arrangement, including without limitation any stock option, stock appreciation right or similar right, or the lapse or termination of any restriction on or the vesting or exercisability of any of the foregoing (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision thereto) by reason of being "contingent on a change in ownership or control" of the Company, within the meaning of Section 280G of the Code (or any successor provision thereto) or to any similar tax imposed by state or local law, or any interest or penalties with respect to such excise tax (such tax or taxes, together with any such interest or penalties, are hereafter collectively referred to as the "Excise Tax"), then the Participant shall be entitled to receive an additional payment or payments (a "Gross-Up Payment") in an amount such that, after payment by the Participant of all taxes (including any interest or penalties imposed with respect to such taxes other than interest and penalties imposed by reason of the Employee's failure to timely file a tax return or pay taxes shown due on his return), including any Excise Tax, imposed upon the Gross-Up Payment, the Participant retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments. No Gross-Up Payment will be made with respect to the Excise Tax, if any, attributable to (a) any incentive stock option, as defined by Section 422 of the Code ("ISO") granted prior to the Effective Date of the Program (unless a comparable Gross-Up Payment has theretofore been made available with respect to such option), or (b) any stock appreciation or similar right, whether or not limited, granted in tandem with any ISO described in clause (a). Procedures for determining the amount of the Gross-Up Payment and other matters related to the Gross-Up Payment are set forth in Exhibit A attached to and made a part of the Program.

                                     ARTICLE FIVE
                              AMENDMENT AND TERMINATION

     5.01      Amendment
               _________

               The Program may be amended by the Company's Board of Directors provided, however, that

               (a) any amendment which would have an adverse effect on any Participant's Program benefits and/or rights or

               (b)  any amendment after a Change of Control,

               cannot be approved without the written consent of all of the affected Participants.

     5.02      Termination
               ___________

               The Program shall continue for a term of five years from the Effective Date, provided, however, that it shall be renewed automatically for subsequent five- year periods unless the Board of Directors of the Company shall decide to terminate the Program by duly adopting a resolution stating that the Program shall not be renewed. Such resolution shall be adopted at least sixty days before the end of any of the above five-year periods.

               If, however, a Change of Control occurs during the term of the Program, the Program shall continue until the Company and each Subsidiary (as appropriate) shall have fully performed all of their obligations under the Program with respect to all Participants, and shall have paid all Severance Benefits under the Program in full to all Participants.

                                     ARTICLE SIX
                                    MISCELLANEOUS

     6.01      Participant Rights
               __________________

               The Company and each Subsidiary intend this Program to constitute a legally enforceable obligation between (a) the Company or Subsidiary (as appropriate) and (b) each Participant, and that said obligation shall be subject to enforcement under Section 502(a) of ERISA.

               It is also intended that the Program shall confer vested and non-forfeitable rights for each Participant to receive benefits to which the Participant is entitled under the terms of the Program with Participants being third party beneficiaries.

               Nothing in the Program, however, shall be construed to confer on any Participant any right to continue in the employ of the Company or a Subsidiary or to affect in any way the right of the Company or Subsidiary to terminate a Participant's employment without prior notice at any time for any reason or no reason.

     6.02      Claims Procedure
               ________________

               A.  Allocation of Claims Responsibility:  With respect to any
                   ____________________________________
               claim for benefits which are provided exclusively under the Program (e.g., severance pay), the claim shall be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee shall notify the claimant in writing of the denial of the claim. Such notice by the Committee shall also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Program's appeal and arbitration procedures as set forth below. If no action is taken by the Committee on a claim within 90 days, the claim shall be deemed to be denied for purposes of the appeals and arbitration procedure.

               With respect to any claim for benefits which, under the terms of the Program, are provided under another employee benefit plan maintained by the Company (i.e., group health, life insurance, and SRP benefits), the Committee shall determine claims regarding the Participant's eligibility under the Program in accordance with the preceding paragraph, but the administration of any other claim with respect to such benefits (including the amount of such benefits) shall be subject to the claims procedure specified in such other employee benefit plan.

               B.  Appeal or Arbitration:  In the event the Committee denies a
                   ______________________
               claim for benefits which are provided exclusively under the Program (e.g., severance pay), or denies a claim regarding the claimant's eligibility under the Program, the Participant (including his duly authorized representative) shall have the option:

               (a) to file an appeal of his denied claim with the Committee (or any successor committee thereto) which shall be the named fiduciary for review of denied claims under Sections 402(a)(2) of ERISA, and shall have the same authority and discretion as the Committee would have with respect to deciding the appeal, or

               (b) submit such denied claim to an arbitration panel for binding and final decision.

               If a Participant chooses to prosecute his appeal under (a) above, his appeal must be submitted in writing 60 days after the claim is denied by the Committee and must (i) request a review of the claim for benefits under the Program or regarding eligibility for Program benefits, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The

               Committee (or successor) shall make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee (or successor) shall act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision shall be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant shall be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee (or successor), provided the Committee
               (or successor) finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee (or successor) shall make an independent determination of the claimant's eligibility for benefits under the Program.
               In the event the Committee (or successor) denies an appeal in whole or in part, it shall give written notice of the decision to the claimant, which notice shall set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which shall make specific reference to the pertinent Program provisions on which the decision was based. The decision of the Committee (or successor) on any appeal shall be final and conclusive upon all parties thereto, subject to any rights of the claimant to bring a civil action pursuant to Section 502 of ERISA.

               If a Participant chooses to submit his denied claim to an arbitration panel under (b) above, it shall be heard, promptly, before a panel of three independent arbitrators, one selected by the Company or Subsidiary (as appropriate), one selected by the Participant, and a third selected by the two other arbitrators. In the event that agreement cannot be reached on the selection of the third arbitrator, such arbitrator shall be selected by the American Arbitration Association ("AAA"). All arbitrators shall be selected from a list provided by the AAA. All matters presented to a panel shall be decided by majority vote. All decisions of the arbitration panel shall be conclusive and binding upon the Company, Subsidiary, Participant, and all interested parties. These arbitration provisions shall be binding, valid, enforceable and irrevocable and shall survive the termination of this Program. Any final decision of the arbitrator so chosen may be enforced by a court of competent jurisdiction.

               Appeals with respect to any claim for benefits which, under the terms of the Program, are provided under another employee benefit plan maintained by the Company (i.e., group health, life insurance, and SRP benefits), shall be subject to the claims appeals procedure specified in such other employee benefit plan in lieu of the appeals and arbitration provisions above.

               C.  Civil Enforcement Under ERISA:  If a Participant believes
                   ______________________________
               dispute resolution options described in Section 6.02-B above would be futile or cause irreparable harm to his rights and/or benefits under the Program, he may, in his sole discretion, elect to enforce his rights and/or recover his benefits under the Program pursuant to Section 502(a) of ERISA. After a Change of Control, the Company or Subsidiary (as appropriate) shall treat a Participant who takes such an enforcement action pursuant to
               Section 502(a) of ERISA as having exhausted his administrative remedies under the Program.

     6.03      Governing Law
               _____________

               Except to the extent the Program is subject to the provisions of ERISA, the Program shall be construed and governed in accordance with the laws of the State of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

     6.04      Expenses
               ________

               All Program administration expenses incurred by the Committee shall be paid by the Company and all other administration expenses incurred by the Company or Subsidiary shall be paid by the Company or Subsidiary (as appropriate). All expenses of a Participant incurred in successfully enforcing his rights and/or to recover his benefits under Section 6.02 of the Program, including but not limited to, attorney's fees, court costs, arbitration costs, and other expenses shall be paid by the Company. The Company shall pay, or reimburse the Participant for such fees, costs and expenses, promptly upon presentment of appropriate documentation.

     6.05      Effect on Other Benefits
               ________________________

               Except as otherwise provided herein, the Program shall not affect any Participant's rights or entitlement under any other retirement or employee benefit plan offered to him by the Company or Subsidiary (as appropriate) as of his Employment Termination.

     6.06      Successors
               __________

               The Program shall be binding upon any successor in interest of the Company or Subsidiary (as appropriate) and shall inure to the benefit of, and be enforceable by, a Participant's assigns or heirs.

     6.07      Severability
               ____________

               The various provisions of the Program are severable and any determination of invalidity or unenforceability of any one provision shall not have any effect on the remaining provisions.

     6.08      Construction
               ____________

               In determining the meaning of the Program, words imparting the masculine gender shall include the feminine and the singular shall include the plural, unless the context requires otherwise. Headings of sections and subsections of the Program are for convenience only and are not intended to modify or affect the meaning of the substantive provisions of the Program.

     6.09      References to Law, Regulations and Other Plans
               ______________________________________________

               Each reference in the Program to the Code or ERISA or regulations thereunder, or to any plan, program or document of the Company or Subsidiary, shall include any amendments or successor provisions thereto without the necessity of amending the Program for such changes.

                                      Exhibit A

                       Procedures Relating to Gross-Up Payments
                       ________________________________________


                    (a) Subject to the provisions of paragraph (e) hereof, all determinations required to be made under Section 4.10 of the Program, including whether an Excise Tax is payable by the Participant and the amount of such Excise Tax and whether a Gross-Up Payment is required to be paid by the Company to the Participant and the amount of such Gross-Up Payment, shall be made by a nationally recognized accounting firm (the "Accounting Firm") selected by the Participant in his sole discretion. The Participant shall direct the Accounting Firm to submit its determination and detailed supporting calculations to both the Company and the Participant within 15 calendar days after the date of the Participant's Employment Termination, if applicable, and any other such time or times as may be requested by the Company or the Participant. If the Accounting Firm determines that any Excise Tax is payable by the Participant, the Company shall pay the required Gross-Up Payment to the Participant within five business days after the receipt of such determination and calculations. If the Accounting Firm determines that no Excise Tax is payable by the Participant, it shall, at the same time as it makes such determination, furnish the Participant with an opinion that he has substantial authority not to report any Excise Tax on his federal, state, local income or other tax return. As a result of the uncertainty in the application of
               Section 4999 and other applicable provisions of the Code (or any successor provisions thereto) and the possibility of similar uncertainty regarding applicable state or local tax law at the time of any determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments that shall not have been made by the Company should have been made (an "Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts or fails to pursue its remedies pursuant to paragraph (e) hereof and the Participant thereafter is required to make a payment of any Excise Tax, the Participant shall direct the Accounting Firm to determine the amount of the Underpayment that has occurred and to submit its determination and detailed supporting calculations to both the Company and the Participant as promptly as possible. Any such Underpayment shall be promptly paid by the Company to, or for the benefit of, the

               Participant within five business days after receipt of such determination and calculations.

                    (b) The Company and the Participant shall each provide the
               Accounting Firm access to and copies of any books, records and documents in the possession of the Company or the Participant, as the case may be, reasonably requested by the Accounting Firm, and otherwise cooperate with the Accounting Firm in connection with the preparation and issuance of the determination contemplated by paragraph (a) hereof. Any determination by the Accounting Firm as the amount of the Gross-Up Payment shall be binding upon the Company and the Participant.

                    (c) The federal, state and local income or other tax returns filed by the Participant shall be prepared and filed on a consistent basis with the determination of the Accounting Firm with respect to the Excise Tax payable by the Participant. The Participant shall make proper payment of the amount of any Excise Tax, and at the request of the Company, provide to the Company true and correct copies (with any amendments) of his federal income tax return as filed with the Internal Revenue Service and corresponding state and local tax returns, if relevant, as filed with the applicable taxing authority, and such other documents reasonably requested by the Company, evidencing such payment. If prior to the filing of Participant's federal income tax return, or corresponding state or local tax return, if relevant, the Accounting Firm determines that the amount of the Gross-Up Payment should be reduced, the Participant shall within five business days pay to the Company the amount of such reduction.

                    (d) The fees and expenses of the Accounting Firm for its
               services in connection with the determinations and calculations contemplated by paragraphs (a) and (c) hereof shall be borne by the Company. If such fees and expenses are initially paid by the Participant, the Company shall reimburse the Participant the full amount of such fees and expenses within five business days after receipt from the Participant of a statement therefor and reasonable evidence of this payment thereof.

                    (e) The Participant shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notification shall be given as promptly as practicable but no later than 10 business days after the Participant actually receives notice of such claim and the Participant shall further apprise the Company of the nature of such claim and the date on which such claim is requested to be paid (in each case, to the extent known by the Participant). The Participant shall not pay such claim prior to the earlier of (a) the expiration of the 30-calendar-day period following the date on which he gives such notice to the Company and (b) the date that any payment of amount with respect to such claim is due. If the Company notifies the Participant in writing prior to the expiration of such period that it desires to contest such claim, the Participant shall:

                         (1) provide the Company with any written records or
               documents in his possession relating to such claim reasonably requested by the Company;

                         (2) take such action in connection with contesting such
               claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect to the subject matter and reasonably selected by the Company;

                         (3) cooperate with the Company in good faith in order
               effectively to contest such claim; and

                         (4) permit the Company to participant in any
               proceedings relating to such claim;

               provided, however, that the Company shall bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and shall indemnify and hold harmless the Participant, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this paragraph (e), the Company shall control all proceedings taken in connection with the contest of any claim contemplated by this paragraph (e) and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim (provided, however, that the Participant may participate therein at his own cost and expense) and may, at its option, either direct the Participant to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Participant agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Participant to pay the tax claimed and sue for a refund, the Company shall advance the amount of such payment to the Participant on a interest-free basis and shall indemnify and hold the Participant harmless, on an after-tax basis, from any Excise Tax or income tax or other tax, including interest or penalties with respect thereto, imposed with respect to such advance; and provided further, however, that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Participant with respect to which the contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of any such contested claim shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Participant shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                    (f) If, after the receipt by the Participant of an amount
               advanced by the Company pursuant to paragraph (e) hereof, the Participant receives any refund with respect to such claim, the Participant shall (subject to the Company's complying with the requirements of paragraph (e) hereof) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after any taxes applicable thereto). If, after the receipt by the Participant of an amount advanced by the Company pursuant to paragraph (e) hereof, a determination is made that the Participant shall not be entitled to any refund with respect to such claim and the Company does not notify the Participant in writing of its intent to contest such denial or refund prior to the expiration of 30 calendar days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid pursuant to Section 4.10 of the Program.

                              J. C. PENNEY COMPANY, INC.
                          1999 SEPARATION ALLOWANCE PROGRAM
                                         FOR
                         PROFIT-SHARING MANAGEMENT ASSOCIATES

                                  TABLE OF CONTENTS
                                  _________________

     Article                                                                Page
     _______                                                                ____

     ARTICLE ONE     DESCRIPTION OF PROGRAM  . . . . . . . . . . . . . . . .  1

          1.01 Establishment of Program  . . . . . . . . . . . . . . . . . .  1
          1.02 Purposes of Program  . . . . .. . . . . . . . . . . . . . . .  1
          1.03 Types of Benefits   . . . . . . . . . . . . . . . . . . . . .  2
          1.04 Administration  . . . . . . . . . . . . . . . . . . . . . . .  2

     ARTICLE TWO     DEFINITIONS   . . . . . . . . . . . . . . . . . . . . .  3

     ARTICLE THREE     ELIGIBILITY   . . . . . . . . . . . . . . . . . . . . 10

          3.01 Eligibility on the Effective Date   . . . . . . . . . . . . . 10
          3.02 Future Eligibility   .  . . . . . . . . . . . . . . . . . . . 10
          3.03 Loss of Management Status   . . . . . . . . . . . . . . . . . 10

     ARTICLE FOUR     BENEFITS   . . . . . . . . . . . . . . . . . . . . . . 11

          4.01 Severance Pay   . . . . . . . . . . . . . . . . . . . . . . . 11
          4.02 Stock Options   . . . . . . . . . . . . . . . . . . . . . . . 11
          4.03 Medical and Dental Coverage   . . . . . . . . . . . . . . . . 12
          4.04 Supplemental Retirement Benefits  . . . . . . . . . . . . . . 14
          4.05 Term Life Insurance Coverage for SRP Participants   . . . . . 15
          4.06 Associate-Paid Retiree Term Life Insurance  . . . . . . . . . 17
          4.07 Annual Incentive Compensation Awards  . . . . . . . . . . . . 17
          4.08 EVA Awards  . . . . . . . . . . . . . . . . . . . . . . . . . 18
          4.09 Relocation  . . . . . . . . . . . . . . . . . . . . . . . . . 18
          4.10 Code Section 280G Gross-Up  . . . . . . . . . . . . . . . . . 18

     ARTICLE FIVE     AMENDMENT AND TERMINATION  . . . . . . . . . . . . . . 20

          5.01 Amendment   . . . . . . . . . . . . . . . . . . . . . . . . . 20
          5.02 Termination   . . . . . . . . . . . . . . . . . . . . . . . . 20

     ARTICLE SIX     MISCELLANEOUS   . . . . . . . . . . . . . . . . . . . . 21

          6.01 Participant Rights  . . . . . . . . . . . . . . . . . . . . . 21
          6.02 Claim Procedures  . . . . . . . . . . . . . . . . . . . . . . 21
          6.03 Governing Law   . . . . . . . . . . . . . . . . . . . . . . . 24
          6.04 Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . 24
          6.05 Effect on Other Benefits  . . . . . . . . . . . . . . . . . . 25
          6.06 Successors  . . . . . . . . . . . . . . . . . . . . . . . . . 25
          6.07 Severability  . . . . . . . . . . . . . . . . . . . . . . . . 25
          6.08 Construction  . . . . . . . . . . . . . . . . . . . . . . . . 25
          6.09 References to Law, Regulations and Other Plans  . . . . . . . 25


     EXHIBIT A     PROCEDURES RELATING TO GROSS-UP PAYMENTS  . . . . . . . . 27

                                         ii